                                                                   EXHIBIT 10.18

                          BIRMINGHAM STEEL CORPORATION
                        1999 DIRECTOR COMPENSATION PLAN

          Section 1.  Purpose of the Plan.
                      -------------------

          The purpose of the Birmingham Steel Corporation 1999 Director Compensation Plan (the "Plan") is to provide cash and stock based compensation to non-employee directors of Birmingham Steel Corporation (the "Company") in order to encourage the highest level of director performance and to promote long-term shareholder value by providing such directors with a proprietary interest in the Company's success and progress through the issuance of shares of the Company's common stock ("Common Stock").

          Section 2.  Certain Definitions.
                      -------------------

          (a) "Board" means the Board of Directors of the Company.

          (b) "Committee" means the Compensation and Stock Option Committee of the Board.

          (c) "Common Stock" means the common stock of the Company.

          (d) "Company" means Birmingham Steel Corporation, a Delaware corporation.

          (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (f) "Non-Employee Director" means each member of the Board who is not an employee of the Company or any of its subsidiaries at the date of each grant or award.

          (g) "Plan" means the Birmingham Steel Corporation 1999 Director Compensation Plan.

          (h) "Rule 16b-3" means Rule 16b-3, as currently in effect or as hereinafter amended or modified, promulgated under the Exchange Act.

          Section 3.  Administration of the Plan.
                      --------------------------

          The Plan shall be administered by the Committee of the Board of Directors of the Company. Grants of cash and Common Stock under the Plan shall be made automatically as provided in Section 6 hereof. However, the Committee shall have full authority to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable, and to make all other determinations necessary or appropriate for the administration of the Plan, and such determinations shall be final and binding upon all persons having an interest in the Plan.

          Section 4.  Common Stock Subject to the Plan.
                      --------------------------------

          The total number of shares of Common Stock reserved and available for distribution under the Plan shall be 500,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. In the event of any merger, reorganization, consolidation, recapitalization, Common Stock dividend, or other change in corporate structure affecting the Common Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number of shares granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

          Section 5.  Participation.
                      -------------

          Each Non-Employee Director shall be eligible to participate in the Plan.

          Section 6.  Annual Retainer.
                      ---------------

          On the date of each Annual Meeting of Stockholders of Birmingham Steel Corporation at which directors are elected, commencing with the 1999 Annual Meeting of Stockholders, each director who is elected to the Board of Directors at such Annual Meeting and who is not an employee of the Company shall receive in payment of such director's annual retainer shares of Common Stock with a market value of $30,000 based on the closing price on the last trading day of the month preceding such annual meeting, except that cash shall be paid in lieu of fractional shares.

          Section 7.  Termination or Amendment of the Plan.
                      ------------------------------------

          The Board may suspend or terminate the Plan or any portion thereof at any time, and the Board may amend the Plan from time to time as may be deemed to be in the best interests of the Company; except as may be required by applicable laws or regulations.

          Section 8.  Section 16.
                      ----------

          It is intended that the Plan and any grants made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3.
If any provision of the Plan or any award hereunder would disqualify the Plan or such award, or would otherwise not comply with Rule 16b-3, such provision or award shall be construed or deemed amended to conform to Rule 16b-3.

          Section 9.  General Provisions.
                      ------------------

          (a) No Right of Continued Service.  Nothing in the Plan shall be
              -----------------------------
deemed to create any obligation on the part of the Board to nominate any Non-Employee Director for reelection by the Company's stockholders.

          (b) Payment of Taxes.  A Non-Employee Director shall, no later than
              ----------------
the date as of which the value of any award under this Plan first becomes includable in the Non-Employee Director's gross income for federal income tax purposes, make arrangements satisfactory to the Committee regarding payment of any federal, state, local or FICA taxes of any kind required by law to be withheld with respect to such award.

          (c) Shares.  The shares of Common Stock issued under the Plan may be
              ------
either authorized but unissued shares or shares which have been or may be reacquired by the Company, as determined from time to time by the Board.

          (d) Governing Law.  The Plan and all actions taken thereunder shall be
              -------------
governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law, and to avoid liability to the Company or a Non-Employee Director, including, without limitation, liability under Section 16(b) of the Exchange Act.

          (e) Effective Date of Plan.  The Plan shall be effective July 1, 1999.
              ----------------------

          (f) Headings.  The headings contained in this Plan are for reference
              --------
purposes only and shall not affect the meaning or interpretation of this Plan.

          (g) Severability.  If any provision of this Plan shall for any reason
              ------------
be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

          (h) Successors and Assigns.  This Plan shall inure to the benefit of
              ----------------------
and be binding upon each successor and assign of the Company. All obligations imposed upon a Non-Employee Director, and all rights granted to the Company hereunder, shall be binding upon the Non-Employee Director's heirs, legal representatives and successors.

          (i) Status of Existing Plan.  This Plan supercedes and replaces the
              -----------------------
Birmingham Steel Corporation Director's Compensation Plan effective July 1, 1992, as amended May 14, 1993.

                                      -3-